UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2024

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26901 Malibu Hills Road Calabasas Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 871-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	CAKE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Results of the 2024 Annual Stockholders’ Meeting

The final results of the vote taken for each proposal presented at the annual meeting of stockholders held on May 30, 2024 are as follows:

Proposal 1: Election of Directors.

Name	For	Against	Abstain	Broker Non-Votes
David Overton	35,640,263	1,092,672	9,251	5,614,539
Edie A. Ames	36,496,474	234,469	11,243	5,614,539
Alexander L. Cappello	35,389,699	1,341,607	10,880	5,614,539
Khanh Collins	36,400,143	325,400	16,643	5,614,539
Adam S. Gordon	36,472,930	239,245	30,011	5,614,539
Jerome I. Kransdorf	34,987,607	1,743,930	10,649	5,614,539
Janice L. Meyer	36,498,954	232,456	10,776	5,614,539
Laurence B. Mindel	35,467,768	1,263,690	10,728	5,614,539
David B. Pittaway	35,427,808	1,302,881	11,497	5,614,539

Proposal 2: Approval and Adoption of the Restated Certificate of Incorporation to provide for the exculpation of officers as permitted by the Delaware General Corporation Law.

For	Against	Abstain	Broker Non-Votes
33,602,846	3,112,974	26,366	5,614,539

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal Year 2024.

For	Against	Abstain	Broker Non-Votes
42,278,907	60,671	17,147	0

Proposal 4: Non-Binding Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
36,098,045	597,784	46,357	5,614,539

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	3.1	Restated Certificate of Incorporation
	104.1	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2024	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Matthew E. Clark
Matthew E. Clark
Executive Vice President and Chief Financial Officer